EXHIBIT 4.2



                             GRAND COURT LIFESTYLES, INC.

                          SUPPLEMENTAL OFFICER'S CERTIFICATE


                    Catherine Merlino, a Vice President of GRAND COURT LIFESTYLES, INC. (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated March 8, 1999, and Sections 102, 1201 and 1207 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of October 1, 1998 (the "Indenture") that:

               1. The securities of the first series issued under the Indenture are designated "11% Series Notes due December 15, 2005" (the "Notes of the First Series"). The terms of the Notes of the First Series are set forth in the Officer's Certificate dated November 24, 1998 and in Exhibit A thereto, previously delivered to the Trustee. All capitalized terms used in this certificate which are not defined herein but are defined in such Exhibit A shall have the meanings set forth in such Exhibit A; all capitalized terms used in this certificate which are not defined herein or in such Exhibit A hereto but are defined in the Indenture shall have the meanings set forth in the Indenture;

               2. This Supplemental Officer's Certificate is being delivered pursuant to Sections 1201 and 1207 of the Indenture to effect the following changes to the terms of the Notes of the First Series:

                    (a) the aggregate principal amount of the Notes of the First Series which may be authenticated and delivered under the Indenture shall be limited to $11,000,000, except as contemplated in Section 301(b) of the Indenture;

               3. In the opinion of the undersigned the change referred to in item 2(a) above, does not adversely affect the interests of the Holders of the Notes in any material respect;

               4. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Notes of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

               5. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

               6. In the opinion of the undersigned, she has made such examination or investigation as is necessary to enable her to express an informed opinion whether or not such covenants and conditions have been complied with; and

               7. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Notes of the First Series requested in the accompanying Company Order have been complied with.

               IN WITNESS WHEREOF, I have executed this Officer's
          Certificate this 12th day of March, 1999.



                                              /s/ Catherine Merlino
                                             ------------------------------
                                                  Catherine Merlino
                                                  Vice President